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                                                                    EXHIBIT 99.1

NPS PHARMACEUTICALS AND ALLELIX TO MERGE

     SALT LAKE CITY, and TORONTO, Ontario, Sept. 28 /PRNewswire/ -- NPS Pharmaceuticals, Inc. (Nasdaq: NPSP) and Allelix Biopharmaceuticals Inc. (Toronto: AXB; Montreal) announced today that a definitive agreement has been signed to merge the operations of the two companies. The combined company will have a strong product orientation, with late-stage clinical candidates being advanced both by the new organization and its corporate partners. Discovery efforts will focus on a small group of proprietary concepts related to the core competencies of the united research teams. The new company also will implement significant cost-cutting measures to increase efficiency and preserve cash. The merged company is expected to have a cash balance of U.S. $33 million and an expected burn rate of approximately U.S. $10-12 million in its first full year of operation. As part of the strategic restructuring required to achieve this, NPS has implemented an immediate reduction of approximately 35% of its staff and has reduced operating expenses connected with certain of its unpartnered clinical programs.

     The merger of NPS and Allelix is subject to approval by the shareholders of both companies and is expected to close in the first quarter of 2000. Based on the number of outstanding Allelix shares, NPS will issue approximately 6.5 million shares of common stock to Allelix common shareholders at an exchange ratio of 0.3238 shares of NPS common stock for each outstanding share of Allelix stock.

     Commenting on the merger, Dr. Hunter Jackson, who currently serves as President, CEO and Chairman of NPS, and who will hold similar posts in the combined company, said, "This is an exciting opportunity for NPS to significantly expand our product portfolio and to strengthen our drug research and development capabilities. We have evaluated a number of potential merger partners and none provided the synergies offered by the NPS/Allelix combination. With appropriate cost-management and program focus, we can build a high-growth, independent company with numerous product opportunities, some wholly-owned and others partnered with leading pharmaceutical companies."

     Dr. John R. Evans, current Chairman of Allelix, who will be appointed Vice Chairman of the combined company, stated, "Joining forces with NPS is a very positive strategic step for Allelix. The merger combines financial, scientific, and market strengths so that our chances for success as a merged company are greatly increased over those for either company alone. We believe that investors in both companies and, ultimately, the patients who will use our drugs will reap significant rewards as a result of this transaction."

     Advanced Product Opportunities

     Research and development efforts in the new organization will include currently partnered programs such as calcimimetics (for hyperparathyroidism) with Amgen and Kirin, calcilytics (for osteoporosis) with SmithKline Beecham, excitatory amino acid receptor antagonists (for psychiatric disorders) with Eli Lilly, glycine re-uptake inhibitors (for schizophrenia) with Janssen and ALE 26015 (for dementia) with Pharm-Eco. Proprietary clinical programs will be advanced by the new entity or partnered. These include NPS 1776 for epilepsy and bipolar disorder, NPS 1506 for stroke and other CNS disorders, ALX 1-11 (recombinant human parathyroid hormone) for osteoporosis, ALX 0600 for short bowel/inflammatory bowel disorder, and ALX 0646 for migraine.

     The new company's most advanced programs will include NPS's calcimimetics that are partnered with Amgen and Kirin, and Allelix's ALX 1-11. These programs involve compounds that are intended to control or use parathyroid hormone for therapeutic benefit. Calcimimetics are small molecules that stimulate calcium receptors on parathyroid cells to regulate the secretion of parathyroid hormone. Amgen is currently conducting Phase II trials of a second-generation molecule in patients with either primary or secondary hyperparathyroidism (HPT), the disease targeted by calcimimetics. "Primary" HPT is an important endocrine disease with nearly 75,000 new cases diagnosed each year in the U.S. alone, while "secondary" HPT afflicts over 80% of all kidney dialysis patients -- a group very familiar
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Amgen and Kirin. NPS believes that calcimimetics will be an important component of the Amgen and Kirin product pipelines.

     In osteoporosis, NPS believes that ALX 1-11, which has successfully completed a Phase II trial, is especially attractive as a potential bone-growth therapy. This product complements NPS's current collaboration with SmithKline Beecham by adding a late-stage anabolic osteoporosis product candidate to on-going research in calcilytics.

Merger Details

     The combined company will operate as NPS Pharmaceuticals, Inc. in the U.S., and as NPS Allelix in Canada. Operations in Toronto, New Jersey, and Salt Lake City will enable the combined entity to take advantage of the Canadian biotechnology industry and its associated technical and financial resources, while reaping the benefits of NPS's U.S. biomedical industry connections and its presence on the Nasdaq stock exchange.

     In addition to the 6.5 million shares initially issued, 1 million shares of NPS stock will be reserved for issuance to the holders of Allelix options, warrants, and preferred stock at the same exchange ratio. Under the arrangement, Allelix shareholders that are U.S. residents will receive NPS common shares. Allelix shareholders that are Canadian residents can elect to receive either NPS common shares or shares of an NPS subsidiary that are exchangeable one for one into NPS common shares. The merger takes the form of a Plan of Arrangement under Canadian law and requires Canadian judicial review. NPS common shares will continue to trade on Nasdaq, while Allelix will seek the listing of the mirror exchangeable shares on The Toronto Stock Exchange.

     Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated, acted as financial advisor to NPS, and BancBoston Robertson Stephens acted as financial advisor to Allelix.

Additional Transaction Details

     Under the agreement, Allelix and its representatives are prohibited from soliciting a competing acquisition or merger proposal, and NPS has the right to match any such proposal made during the term of the agreement. Allelix has agreed to pay a break fee to NPS in certain customary circumstances. Allelix has also agreed to pay NPS costs in the event that Allelix shareholders otherwise fail to approve the merger, except following a material adverse change effecting NPS. NPS has agreed to pay a break fee to Allelix in certain customary circumstances including if its shareholders fail to approve the merger. The agreement is subject to termination by either party if the transaction is not completed by January 31, 2000.

Additional Information

     Additional information regarding the merger of NPS and Allelix, as well as the programs of the combined companies may be obtained by contacting David Clark, Director, Corporate Communications and Development at NPS Pharmaceuticals, at 801-583-4939 or Paul Van Damme, Senior Vice President and Chief Financial Officer at Allelix Biopharmaceuticals, at 905-677-0831. The NPS web page (http://www.npsp.com) also contains additional information regarding this transaction, this press release, and a link to the Allelix web page.

NOTE: Statements included within this press release, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation

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Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from those described herein. Risks and uncertainties include: product candidates may fail in the clinic or may not be successfully marketed; lack of financial resources to complete development of clinical candidates; and competing products. For a more complete discussion of these and additional risks and uncertainties, refer to cautionary statements made in NPS documents filed with the SEC, in particular the Company's annual report on Form 10-K.

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